UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 20, 2010

EPIC ENERGY RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Colorado	0-31357	94-3363969
(State or other jurisdiction of incorporation or organization)	(Commission File No)	(I.R.S. Employer Identification Number)

1450 Lake Robbins Dr., Suite 160
The Woodlands, TX 77830
(Address of principal executive offices) (Zip Code)

(281) 419-3742
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On August 20, 2010, Epic Energy Resources, Inc. (the "Company") issued a press release announcing that John Ippolito has resigned from his position as Chief Executive Officer of the Company effective August 20, 2010. Mr. Ippolito's resignation of his employment with the Company is not the result of any disagreement between the Company and Mr. Ippolito concerning any matter relating to the Company's operations, policies or practices. The Company also announced that, effective August 20, 2010, Tamer El-Rayess resigned as a member of the Board of Directors. The Company has appointed Al Carnrite as interim CEO. Mr. Carnrite currently serves as Chairman of the Board.

A copy of the press release is attached hereto as Exhibit 99.1 and incorporated into this Item 5.02 by reference.

Item 9.01 Financial Statements and Exhibits

(c)	Exhibits

Exhibit
Number	Description

99.1	Press Release dated August 20, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 23, 2010

Epic Energy Resources, Inc.
(Registrant)

By:	/s/ Michael Kinney
Michael Kinney, Chief Financial Officer